EXHIBIT 10.1


                      Awareness Services Engagement Letter


     This Agreement (the "Agreement") is entered into this 22nd day of August, 2001, by and between Panama Industries,Inc., (the "Company") (PAII), and Domani Consulting, Inc., (the "Consultant") (DCI) on a non-exclusive basis to serve as a consultant.

     Whereas the Company has expressed a need to obtain the services of an experienced consultant to provide service to the Company.

     Whereas the Consultant has professional knowledge and experience in the area of expanding the awareness of shareholders of public companies in the investment community through various electronic media.

     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Scope. The Consultant shall promptly provide, as requested by the Company, assistance to the Company, by acting a lead Consultant for a public awareness program that will provide information on the Company to its shareholders, and to the financial community, aid in developing media related investor awareness programs and services all in order to enhance the Company's public exposure and to further the successful operation of the Company and its business throughout the term (as hereinafter defined)(such services shall hereinafter be collectively referred to as the "Awareness Services").

          2. Services Provided. The services that are being provide in conjunction with this agreement are fully disclosed in the outline prepared by Total Marketing 2000. This outline will give your company a better prospective of the functionality behind such program.

          3. Term. The Term of this agreement shall begin on the date hereof and will expire (6) six months from the date hereof.

          4. Assignment & Termination. This Agreement shall be considered unique and personal as to the Consultant's services. Therefore, the Consultant may not assign all or any part of the lead Consultant's obligations undertaken pursuant to the Agreement without the written consent of the Company having been first obtained. It is specifically understood and agreed that the Company may deny such authority to assign and any such denial shall not be deemed as an abuse of discretion.

          5. Compensation. The Company agrees to retain the Consultant on a non-exclusive basis as its Awareness Consultant. In consideration for its services, the Company agrees to compensate the Consultant in the following manner upon signing of this engagement letter:

          The Company will deliver to Consultant 350,000 shares of common stock of Panama Industries,Inc. upon signing of this contract. These shares will be registered on the companies next registration( SB-2). Domani Consulting will use these shares to compensate the parties, consultants, etc., that Domani Consulting, in its sole discretion, shall bring into the awareness program. The company will register the above said shares to the parties mentioned on the attached form.


          6. Relationship. Nothing herein shall constitute the Consultant as an employee or agent of the Company expect to such an extent as might hereafter be agreed upon for a particular purpose. Except as expressly agreed, the Consultant shall have no authority to obligate or commit the Company in any manner whatsoever.

          7. Independence of Consultant. DCI will work independently of all other consultants. Nothing herein shall link, tie, or bond DCI with any other consultant or company providing service or advice to, or under contract with, PAII. Opinions and statements rendered by DCI shall be deemed to be that solely of DCI.

          8. Advice & Opinions. The Company acknowledges that all opinions and advice, whether written or oral, rendered in conjunction with this agreement shall be used solely for the benefit of the Company and/or the Company's clients, and the Company agrees that no such opinion or advice shall be used for any other purpose and that the Company will not reproduce, disseminate, quote or refer to at any time, in any manner or form for whatever purpose, nor may the Company make public references to DCI and/or use DCI's name in any reports, releases, correspondence, or communications to third parties without the prior written consent of DCI unless obligated under law.

          9. Indemnity. The parties agree to indemnify and hold each other harmless from any and all claims, liabilities and expenses incurred by or threatened against the indemnified party arising from this Agreement and its performance due to the indemnifying party's intentional misconduct or gross and wanton negligence, as determined by a court of proper Jurisdiction.

          10. Notice. All notice to be given under this Agreement shall be in writing, and may be given, served or made by depositing the same in the U.S. mail addressed to the party to be notified at the address herein set forth, post-paid and registered or certified with return receipt requested, or by recognized overnight delivery service, or by delivering the same in person to such party. The addresses of each Party is as follows:

If to Panama Industries,Inc.:

Andrew Mazzone
76 North Broadway
Hicksville, New York 11801

If to Domani Consulting Inc:

Paul Fiorini
2003 Ingalls ave
Linden New Jersey 07036

          11. Governing Law. This Agreement shall be governed, interpreted and construed under the laws of the State of New Jersey.

Facsimile signatures on counterparts of the Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Agreement shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

IN WITNESS:

Domani Consulting Inc:                               Panama Industries,Inc.:

____________________________                         ___________________________
BY:_________________________                         BY:________________________
Paul Fiorini Vice President                          Andrew Mazzone
                                                     Chairman of the Board